                                          Exhibit F
                                             to
                                  Collateral Trust Agreement



              CPPI TRADEMARK SECURITY AGREEMENT


            (TRADEMARKS, TRADEMARK REGISTRATIONS,
       TRADEMARK APPLICATIONS AND TRADEMARK LICENSES)



          WHEREAS, THE CLARIDGE AT PARK PLACE, INCORPORATED, a New Jersey corporation (with its successors, the "Pledgor"), owns the Trademarks, Trademark registrations and Trademark applications listed on Schedule 1 annexed hereto, and is a party to the Trademark Licenses listed on Schedule 2 annexed hereto; and

          WHEREAS, simultaneously with the execution and delivery of the Collateral Trust Agreement dated as of ________, 1994, The Claridge Hotel and Casino Corporation
(the "Company") is entering into an indenture (the
"Indenture") among the Company, as issuer, the Pledgor, as guarantor, and IBJ Schroder Bank & Trust Company, as trustee, pursuant to which the Company will issue its First
Mortgage Notes Due 2002 (the "Notes"); and

          WHEREAS, the Company, the Pledgor, Atlantic City Boardwalk Associates, L.P. (the "Partnership") and IBJ Schroder Bank & Trust Company, as collateral trustee (the "Collateral Trustee"), have entered into a Collateral Trust Agreement dated as of ________, 1994 (as the same may be amended or otherwise modified from time to time, the "Collateral Trust Agreement"), to provide, among other things, for the Collateral Trustee to take and hold the Collateral identified therein for the benefit of the Secured Parties identified therein; and

          WHEREAS, in order to secure its obligations under the Indenture and all other Secured Obligations referred to in the Security Agreement described below, the Pledgor has agreed to grant to the Collateral Trustee a continuing security interest in and to the Collateral (as defined herein);

          WHEREAS, pursuant to the terms of the Security Agreement dated as of ________, 1994 between the Pledgor and the Collateral Trustee (as the same may be amended or otherwise modified from time to time, the "CPPI Trademark Security Agreement", terms used herein having the respective meanings specified therein except as otherwise indicated), the Pledgor has granted to the Collateral Trustee a security interest in certain assets of the Pledgor, including all right, title and interest of the Pledgor in, to and under all the Pledgor's Trademarks, together with any reissues, extension or renewals thereof, Trademark registrations, Trademark applications and Trademark Licenses, whether presently existing or hereafter arising or acquired, together with the goodwill of the business symbolized by the Trademarks and the applications therefor and the registrations thereof, all royalties and other sums receivable in respect thereof and all products and proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement or dilution thereof or injury to the associated goodwill, to secure the payment of all amounts owing under the Secured Obligations;

          NOW, THEREFORE, for good and valuable
consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor does hereby grant to the Collateral Trustee a continuing security interest in all of the Pledgor's right, title and interest in, to and under the following (all of the following items or types or property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter arising or acquired:

          (i) each Trademark, Trademark registration and Trademark application, including, without limitation, each Trademark, Trademark registration and Trademark application referred to in Schedule 1 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark, Trademark registration and Trademark application;

         (ii) each Trademark License, including, without limitation, each Trademark License listed on Schedule 2 annexed hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark licensed;

        (iii) all royalties and other moneys due or to become due in respect of any existing or future license or sublicense of any Trademark, Trademark License or other intellectual property; and

         (iv) all products and proceeds of the foregoing, including, without limitation, any claim by the Pledgor against third parties for past, present or future infringement or dilution of any Trademark or Trademark registration, including, without limitation, any

     Trademark or Trademark registration referred to in
     Schedule 1 annexed hereto, and any Trademark licensed under any Trademark License, including, without limitation, any Trademark License listed on Schedule 2 annexed hereto, or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License.

This security interest is granted in conjunction with the security interests granted to the Collateral Trustee pursuant to the Security Agreement. The Pledgor hereby further acknowledges and affirms that the rights and remedies of the Collateral Trustee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security
Agreement and the Collateral Trust Agreement, the terms and provisions of which, including (without limitation) terms and provisions with respect to the release of collateral in certain circumstances, are incorporated by reference herein as if fully set forth herein.

          IN WITNESS WHEREOF, the Pledgor has caused this Trademark Security Agreement to be duly executed by its authorized officer thereunto duly authorized as of the ___ day of ______, 1994.


                       THE CLARIDGE AT PARK PLACE,
                         INCORPORATED



                       By: ____________________________
                           Title:

STATE OF NEW YORK  )
                    :
COUNTY OF NEW YORK  )




          On the ____ day of ______, 1993, before me personally came ________________, to me personally known who, being by me duly sworn, did depose and say that he resides at _________________________________; that he is
________________________________________, the corporation
described in and which executed the foregoing instrument;
that the said instrument was signed on behalf of said corporation by order of its Board of Directors; that he signed his name thereto by like order; and that he acknowledged said instrument to be the free act and deed of said corporation.


                               ______________________
                                    Notary Public


[Seal]




My commission expires:

                                                  Schedule 1
                                                      to
                                          Trademark Security Agreement



                  TRADEMARKS, TRADEMARK REGISTRATIONS
                      AND TRADEMARK APPLICATIONS



                                       Registration        Renewal
             Trademarks                   Number            Date
             ----------                ------------        -------
  Claridge (Application)               SN 74/394152      Filed 5/24/93
  Because Smaller is Friendlier        1,699,536                7/7/92
  Claridge Casino Hotel (and Design)   1,426,929               1/27/87
  Comp Card                            1,432,392               3/10/87
  Focas (Application)                  SN 74,247,270     Filed 3/20/92

                                                Schedule 2
                                                      to
                                          Trademark Security Agreement



                          TRADEMARK LICENSES



Parties:

                                                               Date of
         Licensor                        Licensee(s)          Agreement
         --------                        -----------          ---------


                                 None